UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 21, 2015 (September 18, 2015)

Date of Report (Date of Earliest Event Reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 18, 2015, pursuant to its terms, the Restructuring Support and Forbearance Agreement, dated as of July 20, 2015, among Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and holders of a significant amount of claims (“Second Lien Bond Claims”) in respect of CEOC’s 12.75% Second-Priority Senior Secured Notes due 2018, 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015 (the “Second Lien Bond RSA”), expired and did not become effective. Although CEC and CEOC were in discussions with holders of the Second Lien Bond Claims to extend the Second Lien Bond RSA, the parties could not agree upon terms for the extension. Notwithstanding the expiration of the Second Lien Bond RSA, CEC and CEOC will continue to engage in discussions with junior creditors on the terms of a consensual plan of reorganization for CEOC. The expiration of the Second Lien Bond RSA does not affect the restructuring support and forbearance agreements that CEC and CEOC have entered into with CEOC’s first lien noteholders and bank lenders as previously announced in CEC’s Current Reports on Form 8-K filed August 3, 2015 and August 24, 2015, respectively.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: September 21, 2015	By:	/s/ SCOTT E. WIEGAND
Name: Scott E. Wiegand
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary